Exhibit 3.47

BY-LAWS

OF

RT ARKANSAS CLUB, INC.

ARTICLE ONE

OFFICES

The principal office of the corporation shall be located at 1402 S. Walton Blvd., Bentonville, Arkansas 72712. The corporation may have such other offices, either within or without the State of Arkansas, as the Board of Directors may determine from time to time.

ARTICLE TWO

MEMBERS

SECTION 1. Classes of Members: The members of the corporation shall be one class and shall be allowed one vote each as hereinbelow set forth. The qualifications for membership shall be stated hereinafter.

SECTION 2. Election of Members: Any person interested in becoming a member of the corporation shall submit a written and signed application, on a form approved by the Board of Directors, to the Secretary of the Corporation. Such application shall be accompanied by the written sponsorship of one member in good standing or one member of the Board of Directors. Applicants whose applications are so approved shall become members of the corporation on payment of the required initiation fee and dues.

As soon as the Membership Committee shall have formed, as provided hereinafter, all applications for membership shall be submitted to the Membership Committee, duly considered by the Committee. On approval of his/her application by the Membership Committee and payment of the required initiation fee and dues, the applicant shall become a member of the corporation.

Any applicant who has been disapproved by the Membership Committee or any sponsor of such applicant, shall have the privilege of review by the membership at large, according to such procedure as may be fixed by the Board of Directors.

SECTION 3. Voting Rights: Each member in good standing shall be entitled to one vote on each matter submitted to a vote of the members.

SECTION 4. Termination of Membership: The Board of Directors, by affirmative vote of two-thirds of all of the members of the Board, may suspend or expel a member for cause after an appropriate hearing, and, by a majority vote of those present at any regularly constituted meeting, may terminate the membership of any member who becomes ineligible for membership, or suspend or expel any member who shall be in default in the payment of dues for the period fixed hereinafter.

SECTION 5. Resignation: Any member may resign by filing a written resignation with the Secretary, but such resignation shall not relieve the member so resigning of the obligation to pay any dues, assessments, or other charges theretofore accrued and unpaid.

SECTION 6. Reinstatement: On written request signed by a former member and filed with the Secretary, the Board of Directors, by the affirmative vote of two-thirds of the members of the Board, may reinstate such former terms as the Board of Directors may deem appropriate.

SECTION 7. Transfer of Membership: Membership in this corporation is not transferable or assignable.

ARTICLE THREE

MEETING OF MEMBERS

SECTION 1. Annual Meeting: An annual meeting of the members shall be held at the principal office of the corporation on the FIRST MONDAY in the month of August in each year, beginning with the year 1998, at the hour of seven o’clock (7:00) p.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the state of Arkansas, such meeting shall be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the members as soon thereafter as is convenient.

SECTION 2. Special Meetings: Special meetings of the members may be called by the President, the Board of Directors, or not less than one-tenth of the members having voting rights, at a place designated by the Board of Directors. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Arkansas.

SECTION 3. Notice of Meetings: Written or printed notice stating the place, day, and hour of any meeting of members shall be posted at the main entrance to the corporate office or meeting place in a conspicuous place, not less than five (5) nor more than ten (10) days before the date of such meeting, by or at the direction of the president, or the secretary, or the officers or persons calling the meeting. In case of a special meeting or when required by statute or by these by-laws, the purpose or purposes for which the meeting is called shall be stated in the notice. If mailed, the notice of a meeting shall be deemed to be delivered when deposited in the United states mail, addressed to the member at his/her address as it appears on the records of the corporation with postage thereon prepaid.

SECTION 4. Informal Action by Members: Any action required by law to be taken at a meeting of the members, or any action that may be taken at a meeting of the members, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members entitled to vote with the respect to the subject matter thereof.

SECTION 5. Quorum: A quorum shall consist of at least ten members eligible to cast votes at any regular or special meeting of the corporation. If a quorum is not present at any meeting of the membership, a majority of the members present may adjourn the meeting.

SECTION 6. Proxies: All voting by the club membership or any committee or sub-committee of the club shall be by the individual member in person or by mailed ballot. NO proxy vote shall be allowed.

SECTION 7. Voting by Mail: Where directors or officers are to be elected by members of any class or classes of members, such election may be conducted by mail in such manner as the Board of Directors shall determine.

ARTICLE FOUR

BOARD OF DIRECTORS

SECTION 1. General Powers: The affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure, and Qualifications: The number of directors shall be three. Directors shall be elected at the annual meeting of members and the term of office of each director shall be until the next annual meeting of the members and the election and qualification of his/her successor.

SECTION 3. Regular Meetings: A regular meeting of the Board of Directors shall be held without any other notice than this by-law immediately after, and at the same place, as the annual meeting of members. The Board of Directors may provide, by resolution, the time and place for holding additional regular meetings without other notice than such resolution. Additional regular meetings shall be held at the principal office of the corporation in the absence of any designation in the resolution.

SECTION 4. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the president or any two directors, and shall be held at the principal office of the corporation or at such other place as the directors may determine.

SECTION 5. Notice: Notice of any special meeting of the Board of Directors shall be given at least two days previously thereto by written notice delivered personally or sent by mail or telegram to each director at his/her address as shown by the records of the corporation. If mailed, such notice shall be deemed to be delivered when it is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at the meeting need not be specified in the notice or waiver of notice of such meeting, unless specifically required by law or by these by-laws.

SECTION 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board; but if less than a majority of the directors present the meeting may be adjourned from time to time without further notice.

SECTION 8. Vacancies: Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors. A director appointed to fill a vacancy shall serve for the unexpired term of his/her predecessor in office.

SECTION 9. Compensation. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE FIVE

OFFICERS

SECTION 1. Officers: The officers of the corporation shall be a president, one or more vice-presidents (the number thereof may be determined by the Board of Directors), a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of this article.

The Board of Directors may elect or appoint such other officers, including one or more assistant treasurers, as it shall deem desirable, such officers to have the authority and perform the duties prescribed, from time to time, by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2. Election and Term of Office: The officers of corporation shall be elected annually by the Board of Directors at the regular annual meeting of the Board of Directors. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is convenient. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his/her successor has been duly elected and qualifies.

SECTION 3. Removal: Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officers so removed.

SECTION 4. Vacancies: A vacancy in any office because of death, resignation, removal disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Powers and Duties: The several officers shall have such powers and shall perform such duties as may from time to time be specified in resolutions or other directives of the Board of Directors. In the absence of such specifications, each officer shall have the powers and authority and shall perform and discharge the duties of officers of the same title serving in non-profit corporation having the same or similar general purposes and objectives as this corporation.

ARTICLE SIX

COMMITTEES

SECTION 1. Committees of Directors: The Board of Directors by resolution adopted by majority of the directors in office, may designate one or more committees, each of which shall consist of two or more directors, which committees, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the corporation, but the designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any individual director, of any responsibility imposed on it/him/her by law.

SECTION 2. Membership Committee: At the first meeting of the Board of Directors, or such special meeting of the Board of Directors as may be called for the purpose, the Board shall elect from the membership no fewer than three nor more than five persons who shall constitute the Membership Committee. Of the committee members first elected, one shall serve for one year, one shall serve for two years, and one shall serve for three years. At annual meetings of the members thereafter, the member shall be elected to the committee for one-year terms to fill the terms as they expire. Any vacancy occurring in the committee by death, resignation, withdrawal from membership or otherwise shall be filled by majority vote of all the remaining members of the committee. Any person so elected shall serve for the remainder of the term of his/her predecessor.

The committee, when formed, shall organize itself, shall elect from its members a chairman and a secretary and shall perform the functions and discharge the duties, concerning the consideration, approval, and election of new members, as are given to the committee elsewhere in these by-laws, or by resolution of the Board of Directors, or by resolution of the members.

SECTION 3. Other Committees: Other committees not having and exercising the authority of the Board of Directors in the management of the corporation may be designated by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present. Except as otherwise provided in such resolution, members of each such committee shall appoint the members thereof. Any member thereof may be removed by the person or persons authorized to appoint such member whenever in their judgment the best interest of the corporation shall be served by such removal.

ARTICLE SEVEN

CONTRACTS, CHECKS, DEPOSITS AND FUNDS

SECTION 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents of the corporation, in addition to the officers so authorized by these by-laws, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or may be confined to specific instances.

SECTION 2. Checks, Drafts, or Orders: All checks, drafts, or orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors, such instruments shall be signed by the treasurer or an assistant treasurer and countersigned by the president or vice-president of the corporation.

SECTION 3. Deposits: All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

SECTION 4. Gifts: The Board of Directors may accept on behalf of the corporation any contribution, gift, bequest, or devise for any purpose of the corporation.

ARTICLE EIGHT

CERTIFICATES OF MEMBERSHIP

SECTION 1. Certificates of Membership: The Board of Directors shall provide for the issuance of certificates evidencing membership in the corporation, which certificates shall be in such form as may be determined by the Board. Such certificates shall be signed by the president or vice-president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. All certificates evidencing membership of any class shall be consecutively numbered. The name and address of each member and the date of issuance of the certificate shall be entered on the records of the corporation. If any certificate is lost, mutilated, or destroyed, a new certificate may be issued on such terms and conditions as the Board of Directors may determine.

SECTION 2. Issuance of Certificates: When a member has been elected to membership and has paid any initiation fees and dues that may then be required, a certificate of membership shall be issued in his/her name and delivered to him/her by the secretary.

ARTICLE NINE

BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its members, Board of Directors, committees, having and exercising any of the authority of the Board of Directors and the membership committee, and shall keep at the principal office a record giving the names and addresses of the members entitled to vote. All books and records of the corporation may be inspected by any member or his/her agent or attorney for any proper purpose at any reasonable time.

ARTICLE TEN

FISCAL YEAR

The fiscal year of the corporation shall be January through December.

ARTICLE ELEVEN

DUES

SECTION 1. Annual Dues: The Board of Directors shall determine from time to time the amount of initiation fee, if any, and annual dues payable to the corporation by members of each class, and shall give appropriate notice to the members.

SECTION 2. Default and Termination of Membership: When any member of any class is in default in the payment of dues for a period of two months from the beginning of the period for which such dues become payable, his/her membership may thereupon be terminated by the Board of Directors as provided hereinabove.

ARTICLE TWELVE

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of Arkansas Law or the Articles of Incorporation or the by-laws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the the giving of such notice.

ARTICLE THIRTEEN

AMENDMENT OF BY-LAWS

These by-laws may be altered, amended, or repealed, and new by-laws may be adopted by a majority of the Board of Directors at any regular meeting or at any special meeting.

Daniel T. Cronk

SECRETARY